UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 15, 2012, the Board of Directors (the “Board”) of Unum Group (the “Company”) elected Timothy F. Keaney as a director of the Company. Mr. Keaney is the Vice Chairman of The Bank of New York Mellon Corporation and Chief Executive Officer of BNY Mellon Asset Servicing. Mr. Keaney has been determined by the Board to be an independent director and has been appointed to serve on the Audit Committee and the Finance Committee of the Board of the Company. Mr. Keaney was elected to fill a newly created position on the Board, which is now comprised of 12 members, and will serve as a Class III director with a term of office expiring at the Company’s 2014 Annual Meeting of Stockholders. A copy of the news release announcing the election of Mr. Keaney is attached hereto as Exhibit 99.1.

Mr. Keaney will participate in the standard compensation arrangement for non-employee directors, including receiving a pro-rata portion of the director’s annual cash retainer and restricted stock unit award for the current board year, as described on page 39 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 12, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

99.1	News release of Unum Group dated August 16, 2012, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: August 16, 2012	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated August 16, 2012, announcing the election of a new director.